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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): November 1, 1998


                              CONCOURSE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Minnesota                   2-86551C                 41-1368898
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(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)



     230 W. Passaic Street, Maywood NJ                             07607
     ---------------------------------                             -----
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (201) 712-1142



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         The Merger described in Item 2 of this Current Report may be deemed to have resulted in a change of control of Concourse Corporation (the "Company"). A description of the Merger is included in Item 2 below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

THE MERGER

         Effective on November 1, 1998, Peoples Acquisition Corporation, which is a wholly-owned subsidiary of Concourse Corporation (the "Company"), merged with and into The Peoples Publishing Group, Inc., a Delaware corporation ("PPG"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1998, by and between the Company, Peoples Acquisition Corporation and PPG (the "Merger").

         As a result of the Merger, the separate existence of Peoples Acquisition Corporation ceased and PPG became a wholly-owned subsidiary of the Company. PPG's shareholders received the following consideration for their shares in PPG:

         (1) Holders of PPG's common stock received 600,000 shares of the Company's 1998 Convertible Stock, convertible into an aggregate of 13,050,000 shares of the Company's Common Stock;
         (2) Holders of PPG's 1990 Redeemable Cumulative Convertible Preferred Stock received 1,278,120 shares of the Company's 1990 Convertible Stock, convertible into an aggregate of 27,799,110 shares of the Company's Common Stock; and
         (3) Holders of PPG's 1993 Redeemable Cumulative Convertible Preferred Stock received 680,000 shares of the Company's 1993 Convertible Stock, convertible to an aggregate of 14,790,000 shares of the Company's Common Stock.

         There are currently 3,067,512 shares of the Company's Common Stock outstanding held by the Company's shareholders prior to the Merger. As a result of the Merger, shareholders of PPG own approximately 95% of the voting power of the Company and the Company's shareholders prior to the Merger hold approximately 5% of the voting power of the Company. James Peoples, President and CEO of PPG and the new President and CEO of the Company, holds approximately 23% of the voting power of the Company. Diane Miller, Executive Vice President of PPG and the new Executive Vice President of the Company, holds approximately 9% of the voting power of the Company. Cherry Tree Ventures III, LP, holds approximately 59% of the voting power of the Company.

         In addition, holders of PPG stock options to purchase 128,000 shares of PPG's common stock received replacement options to purchase 2,784,000 shares of the Company's Common Stock.

         At the effective time of the Merger, all members of the Company's Board of Directors resigned except for William Hultgren, Orville Huseby and Roland Barrett. Messrs. Huseby and Barrett resigned as of November 10, 1998. John Bergstrom, Anton


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Christianson, Roy Mayers, Diane Miller and James Peoples, who constituted the
PPG Board of Directors, were appointed as new directors of the Company. The Company has scheduled a Regular Shareholders Meeting for December 22, 1998 to, among other things, elect directors, at which meeting Mr. Hultgren will not stand for re-election.

         Following the Merger, the Company's Board of Directors approved an agreement pursuant to which Mr. Hultgren acquired substantially all of the Company's pre-Merger assets in exchange for the assumption of all liabilities of the Company as of the effective time of the Merger, except certain specified liabilities related to consummating the Merger. Such transferred assets constitute an insignificant amount of the total assets of the Company, consisting primarily of certain accounts receivable of the Company. In consideration for the assets, Mr. Hultgren assumed a substantially equivalent amount of liabilities, consisting primarily of certain accounts payable and accrued wages of the Company prior to the Merger. The Company's business following the Merger consists of the historical business of PPG, with such changes as may be implemented from time to time. A brief summary of the business of PPG is set forth below.

         The Amended and Restated Agreement and Plan of Merger is incorporated herein by reference as Exhibit 2.1. The foregoing description of the Merger and such Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

BUSINESS OF PPG

         The Peoples Publishing Group, Inc. ("PPG") is a publisher and distributor of supplemental educational materials for grades K-12. PPG focuses its efforts in three market areas:

          - INSTRUCTIONAL products with a focus on remedial and multicultural products for the student-at-risk and urban markets;

          - ADVANCED PLACEMENT (AP) products for the academically rigorous senior high and college prep markets; and

          - TEST PREPARATION market, or supplementary materials to prepare students for state and city standardized tests and assessments.

         PPG's proprietary products are supplemental in nature, meaning that they are predominantly soft cover, high gross profit margin titles that can be sold efficiently through catalogs, direct mail, telemarketing, and independent commission sales representatives. Products are developed through a combination of internal development capabilities with royalty-based author contracts and freelance production and creative talent. The primary sales and marketing efforts of PPG are conducted through an integrated system of niche catalogs, telemarketing and independent commission sales people.

         PPG's management is led by Mr. James Peoples and Ms. Diane Miller. Mr. Peoples is PPG's Chairman, CEO, President and Treasurer and Ms. Miller is Executive Vice President. Prior to his affiliation with PPG, Mr. Peoples was President of the Prentice Hall School Group, and the Group


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President of the $350-million Simon & Schuster Educational Group. Immediately prior to her affiliation with PPG, Ms. Miller was Publisher of Globe Books, a Simon & Schuster remedial education publisher.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Reference is made to Item 8 of the Company's Annual Report on Form 10-KSB for the Years Ended December 31, 1995, 1996 and 1997 for a description of a change in the Company's certifying accountant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(b)      Pro forma financial information.

         Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(c)      Exhibits.

         Exhibit 2.1. Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1998 and incorporated herein by reference to Exhibit
         10.6 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     Concourse Corporation


Dated:  November 16, 1998                   By    /s/ James J. Peoples
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                                               James J. Peoples, Chairman,
                                               President and Chief
                                                  Executive Officer


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